EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-136585) on Form S-3 of Tarrant Apparel Group of our report dated March 15, 2006 relating to our audit of the consolidated financial statements and the financial statement schedule, which appear in the Annual Report on Form 10-K of Tarrant Apparel Group for the year ended December 31, 2005.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
September 8, 2006